Exhibit 10.71

VOICE MOBILITY INTERNATIONAL, INC.

100-4190 Lougheed Highway

Burnaby, British Columbia V5C 6A8

[DATE]

[NAME]

Attention:	To whom it may concern

Dear Sirs:

Amendment to Class T Warrants

We are providing you this letter to confirm the terms upon which we have agreed to amend the terms of the warrants dated September 9, 2003 (the "Class T Warrants") issued to you by Voice Mobility International, Inc. (the "Company"), entitling you to purchase up to ? common shares of the Company at a price of Cdn.$0.425 per share at any time up to 5:00 p.m. local time in Vancouver, B.C. on September 8, 2008.

The Class T Warrants provide that the Company has the right on 30 days written notice (the "Notice") to require the holder of the Class T Warrants to exercise all of the Class T Warrants (the "Existing Call Feature") so long as the closing price of the common shares of the Company listed on the Toronto Stock Exchange equals or exceeds Cdn.$1.275 per share for at least 30 consecutive trading days prior to the date of the Notice (the "Call Trigger"). The Class T Warrants terminate on the date that is 120 days from the date of the Notice in the event that the holder does not exercise his, her or its, as the case may be, shares subject to the Class T Warrants.

We are pleased to advise that we have agreed to amend the terms of the Class T Warrants, effective as of the date hereof, by amending the Existing Call Feature of the Class T Warrants. The Existing Call Feature will be amended to provide the Company with the right at any time after the Call Trigger to be able to deliver the Notice to force the holder of the of Class T Warrants to exercise up to 20% of the number shares subject to the Class T Warrants held by the holder (the "Initial Call") and, in each subsequent 30 day period following the date of the Initial Call, the Company has the right to deliver a subsequent notice (a "Subsequent Notice") to require the holder of the Class T Warrants to exercise an additional 20% of the number shares subject to the Class T Warrants until such time as the Company has "called" all of the shares subject to the Class T Warrants. The Class T Warrants subject to a Notice or Subsequent Notice, as the case may be, terminate on the date that is 120 days from the date of the Notice or the date of the Subsequent Notice, as the case may be, in the event that the holder does not exercise his, her or its, as the case may be, shares subject to the Class T Warrants.

As noted above, please indicate your agreement with this amendment by signing and returning to us a copy of this letter.  Once we receive back your letter, this amendment will be attached to the copy of the Class T Warrants that we have on file.  We would suggest you do the same with your copy.

Voice Mobility International, Inc.

per:

____________________________________

Authorized Signatory

I, the undersigned, hereby indicate my agreement with the foregoing effective as of the date hereof.

Signed, sealed and delivered by

the undersigned this _________

day of _____________, 2005.

[NAME]

per:

Authorized Signatory